Exhibit 99.2

RIVIERA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 8, 2020, Riviera Resources, Inc., (“Riviera” or the “Company”) completed the sale of its wholly owned subsidiary, Blue Mountain Midstream, LLC (“Blue Mountain” and “the Blue Mountain Divestiture”) to Citizen Energy under a Purchase and Sale Agreement dated August 23, 2020, for net cash proceeds of approximately $111 million. During the six months ended June 30, 2020, the Company recorded a noncash impairment charge of approximately $18 million associated with Blue Mountain’s crude oil gathering system assets. The Company anticipates recording an additional noncash impairment charge of approximately $218 million in the third quarter of 2020 associated with Blue Mountain assets.

In addition, as previously reported, on October 1, 2020, the Company completed the sale of its interest in Mid-Continent properties located in Oklahoma (the “Mid-Continent Asset Sale”) to Staghorn Petroleum II, LLC under a Purchase and Sale Agreement dated August 4, 2020, for net cash proceeds of approximately $13 million. During the six months ended June 30, 2020, the Company recorded a noncash impairment charge of approximately $88 million to reduce the carrying value of these assets to fair value.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2020, gives effect to the Blue Mountain Divestiture and the Mid-Continent Asset Sale as if they were completed as of June 30, 2020. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2020, and for the year ended December 31, 2019, give effect to the Blue Mountain Divestiture and the Mid-Continent Asset Sale as if they were completed as of January 1, 2019.

The following unaudited pro forma condensed consolidated financial statements are derived from historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transactions reflected therein had occurred on the dates indicated, nor are such financial statements necessarily indicative of the results of operations in future periods. The assumptions and estimates underlying the adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with the Company’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2019, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that effect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial information does not purport to represent what the actual results of operations would have been had the transaction occurred on the date assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma condensed financial information reflect estimates and assumptions that Company management believes to be reasonable.

RIVIERA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2020

(in thousands, except per share amounts)

	Riviera Resources, Inc. Historical	Blue Mountain Divestiture Pro Forma Adjustments			Mid- Continent Assets Sale Pro Forma Adjustments			Riviera Resources, Inc. Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$55,641	$109,016	(a	)	$13,418	(a	)	$102,637
		(75,438)	(b	)
Accounts receivable – trade, net	22,551	(10,140)	(c	)	(6,453)	(b	)	5,958
Derivative instruments	7,059	—			—			7,059
Restricted cash	24,139	—			—			24,139
Other current assets	13,057	(6,768)	(d	)	(943)	(c	)	5,346

Total current assets	122,447	16,670			6,022			145,139

Noncurrent assets:
Oil and natural gas properties (successful efforts method), net	37,333	—			(11,554)	(d	)	25,779
Other property and equipment, net	324,185	(318,125)	(e	)	(1,887)	(d	)	4,173
Other noncurrent assets	5,555	(4,082)	(e	)	—			1,473

Total noncurrent assets	367,073	(322,207)			(13,441)			31,425

Total assets	$489,520	$(305,537)			$(7,419)			$176,564

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$36,294	$(11,906)	(c	)	$(5,191)	(b	)	$19,197
Derivative instruments	766	—			—			766
Other accrued liabilities	9,490	(38)	(b	)	(1,131)	(c	)	8,321

Total current liabilities	46,550	(11,944)			(6,322)			28,284

Noncurrent liabilities:
Credit facilities	75,400	(75,400)	(b	)	—			—
Asset retirement obligations and other noncurrent liabilities	19,317	(1,832)	(e	)	(13,189)	(d	)	4,296

Total noncurrent liabilities	94,717	(77,232)			(13,189)			4,296

Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value	—	—			—			—
Common Stock, $0.01 par value	579	—			—			579
Additional paid-in capital	759,186				—			759,186
Accumulated deficit	(411,512)	(250,880)	(f	)	12,092	(e	)	(615,781)
		34,519	(g	)

Total equity	348,253	(216,361)			12,092			143,984

Total liabilities and equity	$489,520	$(305,537)			$(7,419)			$176,564

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

RIVIERA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2020

(in thousands, except per share amounts)

	Riviera Resources, Inc. Historical	Blue Mountain Divestiture Pro Forma Adjustments			Mid- Continent Assets Sale Pro Forma Adjustments			Riviera Resources, Inc. Pro Forma
Revenues and other:
Oil, natural gas and natural gas liquids sales	$25,732	$—			$(11,665)	(f	)	$14,067
Gains on commodity derivatives	6,721	(466)	(g	)	—			6,255
Marketing revenues	55,786	(53,088)	(g	)	—			2,698
Other revenues	40	—			(8)	(f	)	32

	88,279	(53,554)			(11,673)			23,052

Expenses:
Lease operating expenses	7,845	—			(4,904)	(f	)	2,941
Transportation expenses	3,383	—			(2,191)	(f	)	1,192
Marketing expenses	38,147	(38,083)	(g	)	—			64
General and administrative expenses	21,123	(3,246)	(g	)	—			17,877
Depreciation, depletion and amortization	15,112	(5,845)	(h	)	(4,763)	(g	)	4,504
Impairment of assets held for sale and long-lived assets	121,658	(17,856)	(i	)	(87,683)	(h	)	16,119
Taxes, other than income taxes	2,590	(869)	(j	)	(819)	(i	)	902
(Gains) losses on sale of assets and other, net	(2,031)	1,091	(j	)	—			(940)

	207,827	(64,808)			(100,360)			42,659

Operating loss	(119,548)	11,254			88,687			(19,607)
Other income and (expenses):
Interest expense, net of amounts capitalized	(1,668)	1,401	(k	)	—			(267)
Other, net	(1,008)	290	(k	)	—			(718)

	(2,676)	1,691			—			(985)

Reorganization items, net	(494)	—			—			(494)

Loss before income taxes	(122,718)	12,945			88,687			(21,086)
Income tax expense	—	—	(l	)	—	(j	)	—

Net loss	$(122,718)	$12,945			$88,687			$(21,086)

Loss per share:
Basic and diluted	$(2.11)							$(0.36)

Weighted average shares outstanding – basic and diluted	58,098							58,098

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

RIVIERA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2019

(in thousands, except per share amounts)

	Riviera Resources, Inc. Historical	Blue Mountain Divestiture Pro Forma Adjustments			Mid- Continent Assets Sale Pro Forma Adjustments			Riviera Resources, Inc. Pro Forma
Revenues and other:
Oil, natural gas and natural gas liquids sales	$236,053	$—			$(43,036)	(f	)	$193,017
Gains on commodity derivatives	10,091	541	(g	)	—			10,632
Marketing revenues	214,280	(159,706)	(g	)	(7)	(f	)	54,567
Other revenues	19,355	—			(93)	(f	)	19,262

	479,779	(159,165)			(43,136)			277,478

Expenses:
Lease operating expenses	77,719	—			(16,319)	(f	)	61,400
Transportation expenses	64,149	—			(4,830)	(f	)	59,319
Marketing expenses	166,651	(126,262)	(g	)	—			40,389
General and administrative expenses	61,671	(16,634)	(g	)	—			45,037
Exploration costs	5,122	—			—			5,122
Depreciation, depletion and amortization	77,089	(9,525)	(h	)	(10,171)	(g	)	57,393
Impairment of assets held for sale and long-lived assets	208,376	—			—			208,376
Taxes, other than income taxes	15,374	(1,383)	(j	)	(1,966)	(i	)	12,025
(Gains) losses on sale of assets and other, net	(20,743)	1,776	(j	)	—			(18,967)

	655,408	(152,028)			(33,286)			470,094

Operating loss	(175,629)	(7,137)			(9,850)			(192,616)
Other income and (expenses):
Interest expense, net of amounts capitalized	(6,997)	1,984	(k	)	—			(5,013)
Other, net	(444)	798	(k	)	—			354

	(7,441)	2,782			—			(4,659)

Reorganization items, net	13,359	—			—			13,359

Loss from continuing operations before income taxes	(169,711)	(4,355)			(9,850)			(183,916)
Income tax expense	127,859	27,775	(l	)	(33,275)	(j	)	122,359

Loss from continuing operations	$(297,570)	$(32,130)			$23,425			$(306,275)

Loss per share:
Loss from continuing operations per share - basic and diluted	$(4.71)							$(4.85)

Weighted average shares outstanding - basic and diluted	63,118							63,118

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

RIVIERA RESOURCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

Historical Riviera Resources, Inc.

These amounts represent the Company’s condensed consolidated historical balance sheet and statements of operations. Amounts as of June 30, 2020, and for the six months ended June 30, 2020, were derived from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Amounts for the year ended December 31, 2019, were derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical financial statements and the notes thereto. During 2019 and 2020, the Company completed divestitures for which the related activity is not required to be reflected in the adjustments to the unaudited pro forma condensed consolidated financial statements included herein. Substantially all of the revenues reported on the historical condensed consolidated statements of operations included herein relates to properties that have been divested.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the results following the transactions and events.

Note 1. Blue Mountain Divestiture Pro Forma Adjustments

(a)	Reflects cash proceeds received of approximately $110 million, net of Blue Mountain cash balance of approximately $941,000.

(b)	Reflects payment in full of the Blue Mountain senior secured revolving loan facility and accrued interest.

(c)	Reflects elimination of outstanding accounts receivable – trade, net and accounts payable and accrued expenses.

(d)	Reflects elimination of other current assets.

(e)	Reflects elimination of property, plant and equipment, other noncurrent assets, asset retirement obligations and other noncurrent liabilities.

(f)	Reflects elimination of the Company’s equity in Blue Mountain and the loss recognized from the divestiture.

(g)	Reflects elimination of revenues and operating expenses.

(h)	Reflects elimination of depreciation and amortization expenses.

(i)	Reflects elimination of noncash impairment charge recorded during the six months ended June 30, 2020, associated with Blue Mountain’s crude oil gathering system assets.

(j)	Reflects elimination of taxes, other than income taxes and (gains) losses on sale of assets and other, net.

(k)	Reflects elimination of interest expense and other, net.

(l)

Reflects elimination of deferred income tax benefit, determined using the Company’s statutory tax rate and the book and tax basis difference associated with Blue Mountain. There is no adjustment for the six months ended June 30, 2020, because a full valuation allowance was recorded against the Company’s net deferred tax assets.

RIVIERA RESOURCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS - Continued

Note 2. Mid-Continent Asset Sale Pro Forma Adjustments

(a)	Reflects cash proceeds received of approximately $13 million.

(b)	Reflects elimination of outstanding accounts receivable – trade, net and accounts payable and accrued expenses.

(c)	Reflects elimination of other current assets and other accrued liabilities.

(d)	Reflects elimination of oil and natural gas properties, property, plant and equipment, other noncurrent assets, asset retirement obligations and other noncurrent liabilities.

(e)	Reflects net impact recognized from the sale of these assets.

(f)	Reflects elimination of revenues and direct operating expenses associated with these assets.

(g)	Reflects elimination of depreciation, depletion and amortization expenses.

(h)	Reflects elimination of noncash impairment charge recorded during the six months ended June 30, 2020.

(i)	Reflects elimination of taxes, other than income taxes.

(j)

Reflects elimination of deferred income tax expense, determined using the Company’s statutory tax rate, associated with recording a full valuation allowance against the Company’s net deferred tax assets. There is no adjustment for the six months ended June 30, 2020, because a full valuation allowance was recorded against the Company’s net deferred tax assets.